UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 27, 2004

                             Zoom Technologies, Inc.
       ------------------------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
       ------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                0-18672                                   51-0448969
                -------                            ----------------------
           (Commission File Number)         (I.R.S. Employer Identification No.)

            207 South Street, Boston, MA                       02111
      ----------------------------------------            ---------------
      (Address of Principal Executive Offices)               (Zip Code)

                              (617) 423-1072
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)

       (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

     On October 27, 2004, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     LIMITATION ON INCORPORATION BY REFERENCE. The information furnished in this
Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01         Financial Statements and Exhibits

Exhibit Number       Description
--------------       -----------
    99.1             Press release dated October 27, 2004 of  Zoom Technologies,
                     Inc. (the "Company") announcing its financial results for the third quarter ended September 30, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2004            ZOOM TECHNOLOGIES, INC.



                                    By:    /s/ Robert A. Crist
                                        --------------------------
                                            Robert A. Crist, Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------
    99.1             Press release dated October 27,  2004 of Zoom Technologies,
                     Inc. (the "Company") announcing its financial results for the third quarter ended September 30, 2004.

                                  EXHIBIT 99.1

        Zoom Technologies Reports Results for the Third Quarter of 2004
        ----------------------------------------------------------------

     Boston, MA, October 27, 2004 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading manufacturer of modems and other data communication products, today reported net sales of $7.1 million for the third quarter of 2004, down 21.5% from $9.1 million for the third quarter of 2003. Zoom's ADSL modem sales for the third quarter of 2004 more than doubled from the third quarter of 2003, but this strong growth was not sufficient to offset the decline in dial-up modem sales in the same time period.

     Zoom reported a net loss of $1.0 million or $.12 per diluted share for its third quarter ended September 30, 2004, compared to Zoom's net income of $.4 million or $.05 per diluted share in the third quarter of 2003, due primarily to reduced gross profit.

     Gross profit was $1.5 million or 21.0% of net sales in the third quarter of 2004, down from $3.0 million or 32.5% of net sales in the third quarter of 2003. The reduced gross profit resulted primarily from the reduction in sales and from lower gross margin on those sales. Gross margin was lower primarily due to the shift of Zoom's product mix away from dial-up modems, Zoom's highest margin product category, the negative effect of manufacturing absorption spread over lower sales, and a significant price protection credit in the UK.

     Operating expenses were $2.6 million or 36.6% of net sales in the third quarter of 2004 compared to $2.6 million or 29.1% of net sales in the third quarter of 2003. Selling expenses dropped $261 thousand, primarily due to lower dial-up modem sales to US retailers. R&D expenses rose $62 thousand, reflecting Zoom's ongoing commitment to new product development. General and administrative expenses rose $169 thousand, primarily due to two one-time settlements which favorably affected Zoom's bad debt allowance in Q3 2003.

     Zoom's cash balance on September 30, 2004 was $10.3 million, up from $9.9 million on December 31, 2003. The exercise of stock options by Zoom employees in 2004 added $2.0 million to Zoom's cash balance. On September 30, 2004 Zoom's current ratio was 5.9.

     "These results show how important it is for Zoom to continue to grow our ADSL modem sales and to establish success with our VoIP products," said Frank Manning, Zoom's President and CEO. "In November and December 2004 we expect to begin shipping a new generation of ADSL modems, and we expect this will help us to grow our ADSL revenues and improve our ADSL gross margins. Zoom recently began shipping its first VoIP product, the Zoom ADSL X5v, and we plan to build on that product's momentum soon by shipping our second VoIP product, the V3, which is designed for customers who have a cable modem or ADSL modem."

     Zoom has scheduled a conference call to further discuss Zoom and Zoom's Q3 2004 results on Wednesday, October 27th at 11:00 a.m. Eastern Time. You may access the conference call by dialing (800) 915-4836 for calls made within the United States and dialing (973) 317-5319 for calls outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom's website (www.zoom.com/Q3) and other financial and investor-oriented websites via the CCBN / StreetEvents network. Shortly after the conference call, a recorded broadcast will be available on Zoom's website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone (617) 423-1072, email investor@zoom.com, or visit Zoom's website at www.zoom.com.

                                      ---

This release contains forward-looking information relating to Zoom's plans, expectations and intentions, including statements relating to Zoom's plans to introduce new VoIP and ADSL products, and any expected improvement in Zoom's results of operations due to new product introductions. Actual results may be materially different from those expectations as a result of known and unknown risks, including Zoom's potential future results; Zoom's ability to obtain additional financing for working capital and other purposes, if needed; Zoom's prospects in the dial-up modem market, which has the potential for reduced sales, lower margins, and less favorable selling terms; the uncertainty of market growth of VoIP and of cable and ADSL modem markets, and the uncertainty of Zoom's ability to more successfully penetrate those markets, which have been challenging markets with significant barriers to entry; Zoom's reliance on a relatively limited number of customers for sale of its DSL modems; Zoom's ability to effectively manage its inventory; uncertainty of new product development and introduction, including budget overruns, project delays and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, and other delays in shipments of products; Zoom's dependence on one or a limited number of suppliers for certain key components; rapid technological change; Zoom's increasing reliance on international sales; competition; and other risks set forth in Zoom's filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Zoom's expectations or any change in events, conditions or circumstance on which any such statement is based.

                             ZOOM TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                                  In thousands
                                   (Unaudited)

                                                     Sep 30,            Dec 31,
                                                      2004               2003
--------------------------------------------------------------------------------

Assets

Current assets:

        Cash                                          $10,340           $ 9,904
        Accounts receivable, net                        2,699             3,945
        Inventories, net                                5,369             4,771
        Prepaid expenses and other                        358               435
--------------------------------------------------------------------------------

               Total current assets                    18,766            19,055

Property and equipment, net                             2,734             2,919

--------------------------------------------------------------------------------
               Total assets                           $21,500           $21,974
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

        Accounts payable                              $ 1,770           $ 2,172
        Accrued expenses                                1,164             1,012
        Current portion of long-term debt                 231               224
--------------------------------------------------------------------------------
               Total current liabilities                3,165             3,408

        Long-term debt                                  4,926             5,096
--------------------------------------------------------------------------------
               Total liabilities                        8,091             8,504
--------------------------------------------------------------------------------
Stockholders' equity:

        Common stock and additional paid-in capital    30,602            28,581
        Treasury stock                                     (7)               (7)
        Accumulated other comprehensive
         income (loss)                                    418               334
        Retained earnings (deficit)                   (17,604)          (15,438)
--------------------------------------------------------------------------------
               Total stockholders' equity              13,409            13,470
--------------------------------------------------------------------------------
               Total liabilities &
               Stockholders' equity                   $21,500           $21,974
--------------------------------------------------------------------------------

                                  ZOOM TECHNOLOGIES, INC.
                          Consolidated Statements of Operations
                            In thousands,except per share data
                                       (Unaudited)

                                                   Three Months Ended        Nine Months Ended
                                                 ----------------------     -------------------
                                                 9/30/04       9/30/03       9/30/04    9/30/03
-----------------------------------------------------------------------------------------------
Net sales                                        $ 7,143       $ 9,104       $23,025    $24,179
Cost of goods sold                                 5,646         6,146        16,966     17,317
-----------------------------------------------------------------------------------------------
    Gross profit                                   1,497         2,958         6,059      6,862

Operating expenses:
    Selling                                        1,115         1,376         3,512      3,965
    General and administrative                       781           612         2,797      2,413
    Research and development                         722           660         2,066      2,155
-----------------------------------------------------------------------------------------------
    Total operating expenses                       2,618         2,648         8,375      8,533
-----------------------------------------------------------------------------------------------
    Operating profit (loss)                       (1,121)          310        (2,316)    (1,671)

Other income (expense), net                           92            96           150        246
------------------------------------------------------------------------------------------------
    Income(loss) before income taxes              (1,029)          406        (2,166)    (1,425)

Income tax expense(benefit)                            -             -             -          -
------------------------------------------------------------------------------------------------
    Net income (loss)                            $(1,029)      $   406      $ (2,166)   $(1,425)
------------------------------------------------------------------------------------------------

Basic earnings (loss) per share:

    Earnings (loss) per share                    $ (0.12)      $   0.05     $  (0.26)   $ (0.18)

Diluted earnings (loss) per share:

    Earnings (loss) per share                    $ (0.12)      $   0.05     $  (0.26)   $ (0.18)
------------------------------------------------------------------------------------------------
Weighted average number of shares
outstanding:

        Basic                                      8,791          7,857        8,486      7,854
        Diluted                                    8,791          8,081        8,486      7,854
------------------------------------------------------------------------------------------------